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                                                                     Exhibit 6a.

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
              AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
                                      OF
                          MEDCARE TECHNOLOGIES, INC.

     Medcare Technologies, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held adopted resolutions
(i) authorizing a series of the Company's previously authorized preferred stock, par value $0.25 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1,000 shares of Series B Convertible Preferred Stock of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 800 shares of Series B Convertible Preferred Stock (the "Preferred Shares"), par value $0.25 per share, which shall have the following powers, designations, preferences and other special rights:

          (1)  Dividends. The Preferred Shares shall bear dividends
               ---------
("Dividends") at a rate of 6.0% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be payable either (i) in shares of the Company's common stock, par value $0.001 per share, upon conversion of the Preferred Shares or (ii) at the option of the Company, in cash on the first day of each Calendar Quarter (as defined below) beginning on the first day of the Calendar Quarter immediately following the Issuance Date (each a "Dividend Date"). If a Dividend Date is not a Business Day (as defined below) then the Dividend shall be due and payable on the Business Day immediately following the Dividend Date. Dividends which accrue during any period shall be payable in cash only if the Company provides written notice ("Dividend Election Notice") to each holder of Preferred Shares at least 20 days prior to the Dividend Date specifying the per share dividend amount to be paid (the "Cash Dividend Amount"). The amount of any Dividend payable on the initial Dividend Date or for any other period less than a full Calendar Quarter shall be prorated and computed on the basis of a 365-day year and the actual number of days elapsed. Any Dividends for which the Company has given a Dividend Election Notice and which are not paid on the corresponding Dividend Date of such accrued and unpaid Dividends' Dividend Date shall bear interest at the rate of 15.0% per annum from such Dividend Date until the same is paid (the "Default

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Interest"). "Calendar Quarter" means each of the three-month periods ending on
March 31, June 30, September 30 and December 31, respectively.

          (2)  Holder's Conversion of Preferred Shares.  A holder of Preferred
               ---------------------------------------
Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the common stock on the following terms and conditions:

               (a)  Conversion Right. Subject to Section 2(j), at any time or
                    ----------------
times on or after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h)) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the total outstanding shares of Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this
Section 2(a), beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 2(a), in determining the number of outstanding shares Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares Common Stock shall be determined after giving effect to conversions of Preferred Shares and exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding the foregoing, each holder of Preferred Shares shall have the sole obligation to determine whether the restrictions contained in this Section 2(a) apply to such holder.

               (b)  Conversion Rate. The number of shares of Common Stock
                    ---------------
issuable upon conversion of each of the Preferred Shares pursuant to Sections
(2)(a) and 2(g) and Section 5 and for purposes of calculating the Redemption Price of Company Redemption in Lieu of

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Conversion in Section 6(a) shall be determined according to the following formula (the "Conversion Rate"):

                               Conversion Amount
                               -----------------
                               Conversion Price

     For purposes of this Certificate of Designations, the following terms shall have the following meanings:

               (i) "Conversion Price" means, on a per share basis, as of the Conversion Date (as defined below) or other date of determination of the applicable Preferred Shares, the lesser of (A) the Variable Conversion Price (as defined below) and (B) the Fixed Conversion Price (as defined below);

               (ii) "Variable Conversion Price" means, as of any date of determination, the product of the (A) Conversion Percentage (as defined below) and (B) the Market Price (as defined below);

               (iii) "Conversion Percentage" means, as of any date of determination, 100%, subject to adjustment as provided herein;

               (iv) "Market Price" means the lesser of (A) the average of the ten lowest Closing Bid Prices of the Common Stock during the 40 consecutive trading days immediately preceding a date of determination and (B) the Closing Bid Price (as defined below) of the Common Stock on the date of determination;

               (v) "Conversion Amount" means, on a per share basis, the sum of (A) the Additional Amount (as defined below) and (B) $10,000;

               (vi) "Additional Amount" means, on a per share basis, the difference of (A) the sum of (I) unpaid Default Interest through the date of determination plus (II) (.06) (N/365) ($10,000), minus (B) the sum of all Cash Dividend Amounts paid in full prior to the date of determination;

               (vii) "Fixed Conversion Price" means, 125% of the average of the Closing Bid Prices for the Common Stock during the 5 consecutive trading days immediately preceding the Issuance Date of such Preferred Share, subject to adjustment as provided herein;

               (viii) "N" means, the number of days from, but excluding, the Issuance Date of the applicable Preferred Share through and including the Conversion Date or the Maturity Date for the Preferred Shares for which conversion and/or redemption is being elected, as the case may be;

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               (ix)   "Issuance Date" means, with respect to each Preferred
Share, the date of issuance of such Preferred Share;

               (x) "Initial Issuance Date" means the first date on which any Preferred Shares are issued by the Company;

               (xi) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed;

               (xii) "Securities Purchase Agreement" means that certain securities purchase agreement between the Company and the initial holders of the Preferred Shares;

               (xiii) "Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the Conversion Shares;

               (xiv) "Conversion Shares" means shares of Common Stock issuable upon conversion of Preferred Shares;

               (xv) "Warrants" means the warrants to purchase shares of Common Stock issued by the Company in accordance with the Securities Purchase Agreement;

               (xvi) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on The Nasdaq SmallCap Market (as reported by Bloomberg Financial Markets ("Bloomberg")), or, if The Nasdaq SmallCap Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded (as reported by Bloomberg), or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board (as reported by Bloomberg) or if no closing bid price is reported by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price of such security is reported by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding Preferred Shares (including for purposes of this determination any Preferred Shares with respect to which the Closing Bid Price is being determined). If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii). (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

          (c)  Adjustment of Conversion Price for Failure to Obtain and Maintain
               -----------------------------------------------------------------
Effectiveness of Registration Statement.  If (i) the registration statement (the
---------------------------------------
"Registration

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Statement") covering the resale of all the applicable Registrable Securities (as defined in the Registration Rights Agreement) and required to be filed by the Company pursuant to the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission ("SEC") on or before the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) or (ii) on any day after the Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities required to be included in a Registration Statement cannot be made (other than during any Allowable Grace Period (as defined in Section 3(u) of the Registration Rights Agreement)) pursuant to the respective Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise but shall expressly exclude the failure to make sales due to the absence of buyers for such Registrable Securities) (a "Registration Default"), then, as relief for the damages to any holder of Preferred Shares by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

                         (I)  Conversion Percentage. The Conversion Percentage
                              ---------------------
     in effect at such time shall be reduced by a number of percentage points equal to the sum of (A) 1.25, if a Registration Statement is not declared effective by its Effectiveness Deadline, plus (B) the product of (I) .05 multiplied by (II) the sum of (y) the number of days after such Effectiveness Deadline that the relevant Registration Statement has not been declared effective by the SEC and (z) the number of days during which a Registration Default has occurred (such number of days in (y) and (z) being collectively referred to as the "Registration Statement Default Days"); and

                         (II) Fixed Conversion Price. The Fixed Conversion Price
                              ----------------------
     in effect at such time shall be reduced by an amount equal to the product of (A) the Fixed Conversion Price in effect as of the Issuance Date multiplied by (B) the sum of (I) .0125, if the Registration Statement is not declared effective by the Effectiveness Deadline, plus (II) the product of (x) .0005 multiplied by (y) the sum of the Registration Statement Default Days.

          (d)  Adjustment to Conversion Price -- Dilution and Other Events.  In
               -----------------------------------------------------------
order to prevent dilution of the rights granted under this Certificate of Designations, the Fixed Conversion Price, the Variable Conversion Price and the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

               (i)  Adjustment of Fixed Conversion Price upon Issuance of Common
                    ------------------------------------------------------------
Stock. Except as provided in Section 2(d)(iv), if during the period beginning on the Initial Issuance Date and ending on the earlier of (A) the first anniversary of the Initial Issuance Date or (B) the date which is 270 days after the Initial Registration Statement is declared effective by the SEC (the "Initial Adjustment Period"), the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Preferred Shares or shares of Common Stock issued upon

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conversion of Preferred Shares or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or Common Stock which is an Excluded Security (as defined below)) for a consideration per share less than a price equal to a Fixed Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to such consideration per share received. Except as provided in Section 2(d)(iv), if and whenever on or after the ending of the Initial Adjustment Period, or in the case of an Excluded Security, if and whenever on or after the Initial Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Preferred Shares or shares of Common Stock issued upon conversion of Preferred Shares or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price then in effect and (y) the quotient of (1) the sum of (I) the product of the Applicable Price multiplied by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:

                    (A)  Issuance of Options. If and whenever on or after the
                         -------------------
     Initial Issuance Date, the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options at the time of issuance of such Options (without regard to limitations on exercise, conversion or exchange) shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options at the time of issuance of such Options (without regard to limitations on exercise, conversion or exchange), plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options at the time of issuance of such Options (without regard to limitations on exercise, conversion or exchange) or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. Except as set forth in Section 2(d)(i)(C) below, no adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (B)  Issuance of Convertible Securities. If and whenever on
                         ----------------------------------
     or after the Initial Issuance Date, the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities at the time of issuance of such Convertible Securities (without regard to limitations on exercise, conversion or exchange) shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time of issuance of such Convertible Securities (without regard to limitations on exercise, conversion or exchange), by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities at the time of issuance of such Convertible Securities (without regard to limitations on exercise, conversion or exchange). Except as set forth in Section 2(d)(i)(C) below, no adjustment of an Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of an Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of such Fixed Conversion Price shall be made by reason of such issue or sale.

                    (C)  Change in Option Price or Rate of Conversion.  If the
                         ---------------------------------------------
     purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Fixed Conversion Price of any Preferred Shares in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment pursuant to this Section 2(d)(i) shall be made if such adjustment would result in an increase of such Fixed Conversion Price then in effect.

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                    (D)  Certain Definitions.  For purposes of determining the
                         -------------------
     adjusted Fixed Conversion Price under this Section 2(d)(i), the following terms have the meanings set forth below:

                         (I) "Approved Stock Plan" shall mean any stock option or similar plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director.

                         (II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(d)(i) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares or exercise of the Warrants.

                         (III) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                         (IV) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

                         (V)   "Excluded Securities" means any of the following
     (i) shares of Common Stock or warrants for the purchase of Common Stock issued by the Company for which (a) the aggregate purchase price for any single transaction is less than $500,000, (b) the aggregate purchase price for all transactions in the aggregate is less than $1,000,000 and (c) the purchase price per share is not less than 85% of the Closing Bid Price of the Common Stock on the trading day immediately preceding the issuance of such Common Stock, provided that for the purpose of clauses (a) and (b) above the aggregate purchase price of the transaction shall include the value of any warrants issued and for the purpose of clause (c) above the purchase price per share shall not include the value of any warrants issued (the value of any warrants issued shall be calculated pursuant to the Black-Scholes valuation method as of the date of issuance); (ii) warrants issued by the Company to a public relations firm in connection with such firm's performing services for the Company where (x) the Company is not affiliated with such public relations firm, (y) the total compensation received by such public relations firm (including the valuation of the warrants as determined by Black-Scholes) is equivalent to the market price for such services to be rendered, and (z) the strike or exercise price of the warrants is not less than the Closing Bid Price of the Common Stock on the day such warrants are issued; and (iii) any transaction involving the Company's issuances of securities in connection with any strategic partnership, joint venture or other strategic arrangement (where the primary purpose of such transaction is not to raise equity capital).

                    (E)  Effect on Fixed Conversion Price of Certain Events. For
                         --------------------------------------------------
     purposes of determining the adjusted Fixed Conversion Price under this
     Section 2(d)(i), the following shall be applicable:

                         (I)   Calculation of Consideration Received. If any
                               -------------------------------------
     Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the Closing Bid Prices of such securities for the five consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within 48 hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company, which appraiser shall be reasonably acceptable to two-thirds (2/3) of the holders of the Preferred Shares. The determination of such appraiser shall be binding upon all parties absent manifest error.

                         (II)  Integrated Transactions. In case any Option is
                               -----------------------
     issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 and the aggregate consideration received by the Company in such integrated transaction shall be included in the adjustment calculation in Section 2(d)(i) above.

                         (III) Treasury Shares.  The number of shares of
                               ---------------
     Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                         (IV)  Record Date. If the Company takes a record of the
                               -----------
     holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (ii)      Adjustment of Fixed Conversion Price upon
                              -----------------------------------------
Subdivision or Combination of Common Stock. If the Company at any time
------------------------------------------
subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, each Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, each Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2(d)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                    (iii)     Reorganization, Reclassification, Consolidation,
                              ------------------------------------------------
Merger or Sale.  Any recapitalization, reorganization, reclassification,
--------------
consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of each of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than such Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale and an immediate revision to the Fixed Conversion Price to reflect the price of the common stock of the surviving entity and the market in which such common stock is traded). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    (iv) Adjustment of Variable Conversion Price upon Issuance
                         -----------------------------------------------------
of Convertible Securities. If and whenever after the Issuance Date, the Company
-------------------------
in any manner issues or sells Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock at a price which may vary with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "Variable Price") and such Variable Price is not calculated using the same formula used to calculate the Variable Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding provide written notice via facsimile and overnight courier (the "Variable Price Election Notice") to the Company within five (5) Business Days of receiving a Variable Notice that such holders desire to replace the Variable Conversion Price then in effect with the Variable Price described in such Variable Notice, then from and after the date of the Company's receipt of the Variable Price Election Notice the Variable Conversion Price will automatically be replaced with the Variable Price (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Variable Price for the Variable Conversion Price), subject to further adjustments as provided in this Certificate of Designations. A holder's delivery of a Variable Price Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 15 below. In the event that a holder delivers a Conversion Notice at any time after the Company's issuance of Convertible Securities with a Variable Price but before such holder's receipt of the Company's Variable Notice, then such holder shall have the option by written notice to the Company to rescind such Conversion Notice or to have the Conversion Price be equal to such Variable Price for the conversion effected by such Conversion Notice.

                    (v)  Certain Events. If any event occurs of the type
                         --------------
contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

                    (vi) Adjustment of Fixed Conversion Price Upon Major
                         -----------------------------------------------
Corporate Event Announcement. In the event (A) the Company makes a public
----------------------------
announcement that it intends to consolidate or merge with or into another Person or engage in a business combination involving the issuance or exchange of more than 50% of the Company's outstanding Common Stock, (B) the Company makes a public announcement that it intends to sell or transfer all or substantially all of the Company's assets, or (C) any Person (including the Company) publicly announces a purchase, tender or exchange offer for more than 50% of the Company's outstanding Common Stock (the transactions described in clauses (A), (B) and (C) above are hereinafter referred to as "Major Corporate Events" and the date of the announcement referred to in clause (A), (B) or (C) is hereinafter referred to as the "Announcement Date"), then the Fixed Conversion Price, effective upon the Announcement Date and continuing through and including the Adjusted Conversion Price Termination Date (as defined below), shall be equal to the Conversion Price which would have been applicable for a conversion by the holder on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in
Section 2(b). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed Major Corporate Event for which a public announcement as contemplated by this Section 2(c)(vi) has been made, the date upon which the Company or other Person (in the case of clause (C) above) consummates or publicly announces the termination or abandonment of the proposed Major Corporate Event which was the subject of the previous public announcement.

                    (vii)  Notices.
                           --------

                           (A) Promptly following, but in no event later than one (1) Business Day after, any adjustment of the Conversion Price pursuant to this Section 2(d), the Company will give written notice thereof to each holder of the Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (B) The Company will give written notice to each holder of the Preferred Shares at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                           (C) The Company will also give written notice to each holder of the Preferred Shares at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                  (viii)   Minimum Adjustments; Calculations.  No adjustment in
                           ---------------------------------
     the Conversion Price pursuant to Section 2(d)(i) shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 2(d)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made.
     All calculations under this Section 2(d)(viii) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

                           (e) Purchase Rights. If at any time after the Initial
                               ---------------
Issuance Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of the Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                           (f) Mechanics of Conversion. Subject to the Company's
                               -----------------------
inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4:

                               (i)  Holder's Delivery Requirements.  To convert
                                    ------------------------------
Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as
Exhibit I (the "Conversion Notice") to the Company or its designated transfer
---------
agent (the "Transfer Agent"), and (B) if required by Section 2(f)(vii), surrender to a carrier, for overnight delivery to the Company as soon as practicable following such date, the original certificate(s) representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificate(s)"). Unless the shares issuable upon conversion are to be issued in the same name as the name in which such Preferred Stock are registered, each Preferred Stock Certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company duly executed by the holder or such holder's duly authorized agent and pay an amount, if any, sufficient to cover any applicable transfer or similar tax.

                               (ii) Company's Response.  Upon receipt by the
                                    ------------------
Company of a facsimile copy of a Conversion Notice, the Company shall (A) immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and (B) on the second Business Day following the date of receipt, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company (the "DTC"); provided, however, if the DTC is unable to credit the holder's account, then the Company shall, on or before the second Business Day following receipt of the Conversion Notice issue and surrender to a common carrier for overnight delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, at its own expense, as soon as practicable and in no event later than five (5) Business Days after the Company shall have received the applicable Preferred Stock Certificate(s), issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                           (iii) Dispute Resolution.  In the case of a dispute
                                 ------------------
as to the determination of the Closing Bid Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two (2) Business Days of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Closing Bid Price or arithmetic calculation of the Conversion Rate within two
(2) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within two (2) Business Day submit via facsimile (A) the disputed determination of the Closing Bid Price to an independent, reputable investment bank (which investment bank has been approved by the holders of at least two-thirds (2/3) the Preferred Shares then outstanding, which approval shall not be unreasonably withheld), or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall direct the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results as promptly as practicable, but in no event later than four (4) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                           (iv)  Record Holder.  The person or persons entitled
                                 -------------
to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                           (v)   Company's Failure to Timely Convert.  If within
                                 -----------------------------------
five Business Days after the Company's or the Transfer Agent's (as applicable) receipt of a facsimile copy of a Conversion Notice, the Company shall fail to issue a certificate for the number of shares of Common Stock to which a holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's conversion of the Preferred Shares, pursuant to
Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each date after such fifth (5th) Business Day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 2(f)(ii).

                           (vi)  Company's Failure to Issue Certificates.  If
                                 ---------------------------------------
within ten (10) Business Days after the Company's receipt of the Preferred Stock Certificates to be converted and the Conversion Notice the Company shall fail to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled, pursuant to
Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each date after such tenth (10th) Business Day that such delivery of such Preferred Stock Certificates is not timely effected in an amount equal to 0 .5% of the product of (A) the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii) and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii).

                           (vii)  Book-Entry.  Notwithstanding anything to the
                                  ----------
contrary set forth herein, upon conversion or redemption of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted or redeemed. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:

          ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(f)(vii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(f)(vii) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

                           (g) Mandatory Conversion.  If any Preferred Shares
                               --------------------
remain outstanding on the Maturity Date (as defined below), then all such Preferred Shares shall be converted into shares of Common Stock as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Date; provided, however, that if a Triggering Event has occurred and is continuing on the Maturity Date, then the Company shall, within five Business Days following the Maturity Date (unless otherwise notified in writing by the holder of such holder's request to have the Preferred Shares converted into Common Stock), pay to each holder of Preferred Shares then outstanding, in immediately available funds, an amount equal to the Triggering Event Redemption Price (as defined below). All holders of Preferred Shares shall, on the Maturity Date, surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company, provided that on such Maturity Date the Company shall not currently be in violation of its obligations under this Section 2(g) and Section 2(f) and the Company shall, promptly, but in no event later than three (3) Business Days following the Maturity Date, credit the aggregate number of shares of Common Stock to which each holder shall be entitled to such holder's balance account at the Depository Trust Company, unless the Company shall be otherwise directed by the holder in accordance with the provisions of the Certificate of Designations. Notwithstanding the foregoing, if the Common Stock is not designated for quotation on The Nasdaq SmallCap Market or The Nasdaq National Market or listed on The New York Stock Exchange, Inc. but such events do not constitute a Triggering Event, then the Maturity Date shall be extended until the Common Stock is so designated or listed. "Maturity Date" means the date which is five years after the applicable Issuance Date, subject to extension as described in the immediately preceding sentence.

                           (h) Fractional Shares.  The Company shall not issue
                               -----------------
any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                           (i) Taxes.  The Company shall pay any and all taxes
                               -----
which may be imposed upon it with respect to the issuance and delivery of shares of Common Stock upon the conversion of the Preferred Shares, provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the holders of the Preferred Shares to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

                           (j) Conversion Restrictions.  The right of a holder
                               -----------------------
of Preferred Shares to convert Preferred Shares pursuant to this Section 2 shall be limited as set forth below. Without the prior consent of the Company, a holder of Preferred Shares shall not be entitled to convert an aggregate number of Preferred Shares from the Initial Issuance Date of such Preferred Shares through the date of this determination in excess of the number of Preferred Shares which when divided by the number of Preferred Shares purchased by such holder on such Initial Issuance Date would exceed (i) 0.00 for the period beginning on the Initial Issuance Date and ending on and including the date which is 120 days after the Initial Issuance Date, (ii) 0.33 for the period beginning on and including the date which is 121 days after the Initial Issuance Date and ending on and including the date which is 150 days after the Initial Issuance Date, (iii) 0.66 for the period beginning on and including the date which is 151 days after the Initial Issuance Date and ending on and including the date which is 180 days after the Initial Issuance Date, and (iv) 1.00 for the period beginning on and including the date which is 181 days after the Initial Issuance Date and ending on and including the Maturity Date. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 2(j) shall not apply (A) on and after any date on which the Common Stock is not listed on The Nasdaq SmallCap Market, The Nasdaq National Market or The New York Stock Exchange, Inc. or has been suspended from trading (excluding suspensions of not more than one day resulting from business announcements by the Company), or any such delisting or suspension is threatened or pending (including, without limitation, the Company is not in compliance with published listing requirements), (B) on or after any date on which there shall have occurred an event constituting a Major Transaction (as defined in Section 3(c)), Triggering Event (as defined in Section 3(d) excluding a Triggering Event pursuant to Section 3(d)(v)) or a Material Adverse Change (as defined below),
(C) on or after any date on which there shall have been a public announcement of a pending Major Transaction, (D) on or after the date the Company delivers a Notice of Conversion at Company's Election (as defined in Section 5), (E) with respect to any conversion of Preferred Shares at a price equal to the Fixed Conversion Price then in effect, or (F) on or after the first date on which the average of the Closing Bid Prices of the Common Stock on the twenty (20) consecutive trading days immediately preceding such date is less than $3.00 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions). "Material Adverse Change" means any change, event, result or happening not in the normal course of the Company's business or operations involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, properties, assets, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                           (k) Adjustment of Conversion Restrictions upon
                               ------------------------------------------
Issuance of Convertible Securities. If the Company in any manner issues or sells
----------------------------------
Convertible Securities that are convertible into Common Stock and are subject to
(i) restrictions on the amount of shares that can be converted, or (ii) no restrictions on the amount of shares that can be converted (the restriction on conversions or lack thereof being herein referred to as the "Conversion Restriction"), and such Conversion Restriction is not formulated using the same time periods and percentages used in Section 2(j), then the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Conversion Restriction Notice") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding which remain subject to the restrictions in Section 2(j) provide written notice via facsimile and overnight courier (the "Conversion Restriction Election Notice") to the Company within five (5) Business Days of receiving a Conversion Restriction Notice that such holders desire to replace the conversion restrictions set forth in Section 2(j) then in effect with the Conversion Restriction described in such Conversion Restriction Notice, then from and after the date of the Company's receipt of the Conversion Restriction Election Notice the conversion restrictions set forth in Section 2(j) automatically will be replaced with the Conversion Restrictions (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Conversion Restrictions for the conversion restrictions set forth in Section 2(j)). A holder's delivery of a Conversion Restriction Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 15 below.

          (3)  Redemption at Option of Holders.
               -------------------------------

               (a) Redemption Option Upon Major Transaction. In addition to all
                   ----------------------------------------
other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below), provided, that the consummation or public announcement of such Major Transaction shall have occurred during the period beginning on the Issuance Date of the applicable Preferred Shares and ending on the later of (a) the first anniversary of such Issuance Date and (b) the date which is 270 days after the date the Registration Statement registering the applicable Registrable Securities is declared effective by the SEC, each holder of Preferred Shares shall have the right, at such holder's option, but solely in accordance with the provisions of
Section 3(e), to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 115% of the Liquidation Value (as defined in Section 11); and (ii) the product of (A) the Conversion Rate at such time, and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m. Eastern Time, on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed (the "Major Transaction Redemption Price").

               (b) Redemption Option Upon Triggering Event.  In addition to all
                   ---------------------------------------
other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, but solely in accordance with the provisions of 3(f), to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (X) 115% of the Liquidation Value and
(Y) the product of (A) the Conversion Rate at such time, and (B) the greater of
(I) the Closing Bid Price on the trading day immediately preceding such Triggering Event or (II) the Closing Bid Price on the date of the holder's delivery to the Company of a Notice of Redemption at Option of Buyer Upon Triggering Event (as defined below) or, if such date of delivery is not a trading day, the next date on which the exchange or market on which the Common Stock is traded is open (the "Triggering Event Redemption Price" and, collectively with the Major Transaction Redemption Price, the "Redemption Price").

               (c) "Major Transaction".  A "Major Transaction" shall be deemed
                   -------------------
to have occurred at such time as any of the following events:

                   (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                    (ii) the sale or transfer of all or substantially all of the Company's assets; or

                    (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

              (d)   "Triggering Event". A "Triggering Event" shall be deemed to
                    -----------------
have occurred at such time as any of the following events:

                    (i) the failure of the Registration Statement (as defined in the Registration Rights Agreement) to be declared effective by the SEC on or prior to the date that is 180 days after the applicable Issuance Date;

                    (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, a Registration Default continues for a period of ten consecutive trading days;

                    (iii) suspension from listing or delisting of the Common Stock from The Nasdaq SmallCap Market, The Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five consecutive days;

                    (iv) the Company's failure to deliver Conversion Shares within 10 days of the Conversion Date or the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 4(a) below; or

                    (v) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 days.

              (e)   Mechanics of Redemption at Option of Buyer Upon Major
                    -----------------------------------------------------
Transaction. No later than 5 days prior to the public announcement of such Major
-----------
Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Major Transaction") to each holder of Preferred Shares. At any time after receipt of a Notice of Major Transaction (or, in the event a

Notice of Major Transaction is not delivered at least 5 days prior to a Major Transaction, at any time on or after the date which is 5 days prior to a Major Transaction but in no event later than two (2) days prior to consummation of such Major Transaction), any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, provided, however, that the holders shall only have the right to submit a Notice of Redemption at Option of Buyer upon Major Transaction so long as (A) the average of the Closing Bid Prices for the five consecutive trading days immediately preceding each trading day during the period beginning on the date immediately following the announcement of such Major Transaction and ending on and including the date the Notice of Redemption at Option of Buyer upon Major Transaction is sent to the Company shall be greater than the Fixed Conversion Price as in effect on such trading day and (B) in the case of a Major Transaction pursuant to Section 3(c)(iii) above, the tender offer price is less than $4.50 per share (as adjusted for stock split, stock dividends, stock combinations and other similar transactions) or the tender offer price is less than the than the average of the Closing Bid Prices of the Common Stock for the five consecutive trading days immediately preceding the day such Major Transaction was first publicly announced. The Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and
(ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a).

              (f)   Mechanics of Redemption at Option of Buyer Upon Triggering
                    ----------------------------------------------------------
Event. Within two (2) Business Days after the occurrence of a Triggering Event,
-----
the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Triggering Event") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, provided that such Notice of Redemption at Option of Buyer upon Triggering Event may only be sent during the period beginning on the date of the occurrence of the Triggering Event and ending on the later of the date which is (a) 30 days after the date on which such holder of the Preferred Shares receives a Notice of Triggering Event from the Company, (b) 30 days after the termination of the Escrow Agreement, between the initial holders of the Preferred Shares, the Company and American National Bank and Trust Company of Chicago, in accordance with Section 9 thereof, and (c) the date on which such Triggering Event is cured, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b).

              (g)   Payment of Redemption Price. Upon the Company's receipt of a
                    ---------------------------
Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Preferred Shares, the Company shall promptly but in no event later than one (1) Business Day, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit, if required by Section(2)(f)(vii), to the Company or its Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to Section 3(f), to such holder within ten (10) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 3(e), the Company shall deliver the applicable Major Transaction Redemption Price contemporaneously with the consummation of the Major Transaction; provided that, if required by Section 2(f)(vii), a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full. In the event that the Company fails to pay such unpaid applicable Redemption Price in full to a holder of Preferred Shares by the 10/th/ Business Day following delivery of a Notice of Redemption at Option of Buyer Upon Triggering Event or contemporaneously with the consummation of the Major Transaction, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the Preferred Shares that were submitted for redemption by such holder(s) under this
Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Share Certificates submitted to the Company by each holder for redemption under this
Section 3(g) and for which the applicable Redemption Price has not been paid and
(iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3 shall have priority to payments to other stockholders (other than the holders of the Series A Preferred Stock) in connection with a Major Transaction .

          (4)  Inability to Fully Convert.
               --------------------------

               (a)  Holder's Option if Company Cannot Fully Convert. If, upon
                    -----------------------------------------------
the Company's receipt of a Conversion Notice or on the Maturity Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (I) does not have a sufficient number of shares of Common Stock authorized and available, (II) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap (as defined in Section 14 below), from issuing all of the shares of Common Stock which are to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (III) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                    (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per Preferred Share (the "Mandatory Redemption Price") equal to the product of (A) the Conversion Rate and (B) the Closing Bid Price as of such Conversion Date;

                    (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(III), require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f);

                    (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

                    (iv) if the Company's inability to fully convert Preferred Shares is pursuant to the Exchange Cap described in Section 4(a)(iii), require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) at a Conversion Price equal to the average of Closing Bid Prices of the Common Stock for the five consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below) or such other market price that satisfies the applicable exchange or trading market.

              (b)   Mechanics of Fulfilling Holder's Election. The Company shall
                    -----------------------------------------
promptly, but in no event later than two (2) Business Days send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a), a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 4(a) above by delivering written notice no later than ten (10) Business Days from the Date of receipt of the Inability to Fully Convert Notice via facsimile to the Company ("Notice in Response to Inability to Convert").

              (c)   Payment of Mandatory Redemption Price. If a holder shall
                    -------------------------------------
elect to have its Preferred Shares redeemed pursuant to Section 4(a)(i), the Company shall pay the Mandatory Redemption Price in cash to such holder within ten (10) Business Days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, such unpaid amount shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full. In the event that Company fails to pay the Mandatory Redemption Price in full to such holder by the 10/th/ Business Day following delivery of a Notice in Response to Inability to Convert, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and (i) receive back such Preferred Shares and (ii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such ten-day period due to a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to
Section 2(f)(iii) with the term "Redemption Price" being substituted for the term "Conversion Rate".

              (d)   Pro-rata Conversion and Redemption. In the event the Company
                    -----------------------------------
receives a Conversion Notice, Notice of Redemption at Option of Buyer Upon Major Transaction or Notice of Redemption at Option of Buyer Upon Triggering Event from more than one holder of Preferred Shares on the same day and the Company can convert and/or redeem some, but not all, of the Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Preferred Shares electing to have Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

          (5)  Conversion at the Company's Election.  On any day immediately
               ------------------------------------
following at least thirty (30) consecutive trading days during which the Closing Bid Price of the Common Stock on each trading day during such thirty (30) consecutive trading days is not less than 200% of the applicable Fixed Conversion Price in effect on the first day of such thirty (30) consecutive trading days, the Company shall have the right, in its sole discretion, to require that any or all of the outstanding Preferred Shares be converted ("Conversion at Company's Election") at the Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) and the other terms of this Section 5 are satisfied. The Company shall exercise its right to Conversion at Company's Election by providing each holder of Preferred Shares written notice ("Notice of Conversion at Company's Election") at least twenty (20) trading days prior to the date selected by the Company for conversion ("Company's Election Conversion Date"). If the Company elects to require conversion of some, but not all, of such Preferred Shares, the Company shall convert an amount from each holder of Preferred Shares equal to such holder's pro rata amount (based on the number of such Preferred Shares held by such holder relative to the number of such Preferred Shares outstanding on date of the Company's delivery of the Notice of Conversion at Company's Election) of all Preferred Shares the Company is requiring to be converted. The Notice of Conversion at Company's Election shall indicate (x) the number of Preferred Shares the Company has selected for conversion, (y) the Company's Election Conversion Date, which date shall be not less than 20 or more than 30 trading days after each holder's receipt of such notice, and (z) each holder's pro rata share of outstanding Preferred Shares the Company is requiring to be converted. All Preferred Shares selected for conversion in accordance with the provision of this Section 5 and which have not been converted prior to the Company's Election Conversion Date shall be converted as of the Company's Election Conversion Date in accordance with Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date and the Company's Election Conversion Date were the holder's Conversion Date. If required by Section 2(f)(vii), all holders of Preferred Shares shall thereupon and in no event later than two Business Days after the Company's Election Conversion Date surrender all Preferred Stock Certificates selected for conversion, duly endorsed for cancellation, to the Company. "Conditions to Conversion at the Company's Election" means the following conditions: (i) on each day during the period beginning 90 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Registration Statement shall be effective and available for the sale of no less than 100% of the sum of (A) the number of shares of Common Stock then issuable upon the conversion of all outstanding Preferred Shares and exercise of all outstanding Warrants (in each case, without regard to any limitations on conversion or exercise herein or elsewhere), and (B) the number of Conversion Shares that are then held by the holders of the Preferred Shares and Warrant Shares that are then held by the holders of the Warrants; (ii) on each day during the period beginning on and including the date which is thirty (30) trading days prior to the date of receipt by the holders of Preferred Shares of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on The Nasdaq SmallCap Market, The Nasdaq National Market or listed on The New York Stock

Exchange, Inc. and is not suspended from trading; (iii) on each day during the thirty (30) consecutive trading days immediately preceding the date of the receipt by the holders of Preferred Shares of the Notice of Conversion at Company's Election, the Closing Bid Price of the Common Stock is at least 200% of the Fixed Conversion Price in effect on the first day of such thirty (30) consecutive trading days; (iv) on each day during the period beginning on and including the date of the receipt by the holders of Preferred Shares of the Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Closing Bid Price of the Common Stock is at least 80% of the Closing Bid Price on the trading day immediately preceding the date of the receipt by the holders of Preferred Shares of the Notice of Conversion at Company's Election; (v) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, the Company shall have delivered all Conversion Shares upon conversion of the Preferred Shares to the holders of Preferred Shares on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations; (vi) during the period beginning 60 trading days prior to the date of the Company's Notice of Conversion at the Company's Election and ending on and including the Company's Election Conversion Date there shall not have occurred a Triggering Event nor shall a Triggering Event be continuing which shall not have been cured (in each case, other than a Triggering Event set forth in Section 3(d)(v)); (vii) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, there shall not have occurred the consummation of a Major Transaction or a public announcement of a pending Major Transaction which has not been abandoned or terminated; (viii) the Company shall not have completed more than four (4) prior Conversion at the Company's Elections; (ix) during the period beginning 30 trading days prior to the date of the Company's Notice of Conversion at Company's election and ending on and including the Company's Election Conversion Date, there shall not have been any Grace Period under Section 3(u) of the Registration Rights Agreement; and (x) the Company otherwise has satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, provided, however, that if a Buyer shall have waived in writing its right to redeem which resulted either pursuant to a Triggering Event or a Major Transaction, then the Company shall not be required to satisfy clauses (vi) and (vii) hereof in order to require such Buyer to convert any or all of its Preferred Shares at the Company's election pursuant to this Section 5. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Conversion Date.

          (6)  Company's Right to Redeem in Lieu of Conversion.  Subject to the
               -----------------------------------------------
terms and conditions of this Section 6, at any time after the Initial Issuance Date, and so long as the Company has provided appropriate notice as described below, the Company may elect to redeem Preferred Shares submitted for conversion in lieu of converting such Preferred Shares, provided that the Conversion Price for such Preferred Shares (as reflected in the Conversion Notice for such Preferred Shares) on the Conversion Date is less than a price (the "Redemption in Lieu of Conversion Trigger Price") equal to the Market Price on the Initial Issuance Date (appropriately adjusted for any stock split, stock dividend, combination or other similar transaction) (a "Company Redemption in Lieu of Conversion"). If the Company elects to redeem some, but not all, of the Preferred Shares submitted for conversion, the Company shall redeem a number of Preferred Shares from each holder of Preferred Shares submitted for conversion on the applicable date equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares submitted for conversion which the Company elects to redeem.

          (a)  Redemption Price of Company Redemption in Lieu of Conversion. The
               ------------------------------------------------------------
"Redemption Price of Company Redemption in Lieu of Conversion" shall be an amount per Preferred Share equal to the product of (i) the Conversion Rate on the applicable Conversion Date and (ii) the Closing Bid Price on the Conversion Date.

          (b)  Mechanics of Company Redemption in Lieu of Conversion.  The
               -----------------------------------------------------
Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("Notice of Company Redemption in Lieu of Conversion") to (i) each holder of the Preferred Shares and (ii) the Transfer Agent. Such Notice of Company Redemption in Lieu of Conversion shall indicate
(A) the maximum, if any, aggregate number of Preferred Shares which the Company will redeem in connection with the Company Redemption in Lieu of Conversion and
(B) confirm the time period during which the Company may effect Company Redemption in Lieu of Conversion, which period shall begin on and include the date which is five Business Days after the date of delivery to all of the holders of the Notice of Redemption in Lieu of Conversion and shall end on and include the date which is 30 calendar days after the fifth business day following the date of receipt by all of the holders of the Notice of Redemption in Lieu of Conversion (the "Redemption in Lieu of Conversion Period"). If the Company elects to limit the number of Preferred Shares which it will redeem during the Redemption in Lieu of Conversion Period, the Company shall allocate for redemption from each holder of Preferred Shares a number of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder on the date of the Notice of Company Redemption in Lieu of Conversion relative to the total number of Preferred Shares outstanding on such date). The Company may terminate a Redemption in Lieu of Conversion Period at any time with respect to Preferred Shares which have not been submitted for conversion by delivering written notice of such termination to each holder of Preferred Shares by facsimile and overnight courier at least five (5) Business Days prior to the effective date of such termination. Notwithstanding anything to the contrary in this Section 6, the Company shall convert Preferred Shares pursuant to Section 2 if such Preferred Shares are submitted for conversion (i) before the beginning, or after the effective date of the termination, of the Redemption in Lieu of Conversion Period, (ii) for a Conversion Price (as reflected in the Conversion Notice) greater than or equal to the Redemption in Lieu of Conversion Trigger Price or (iii) are in excess of such holder's pro rata allocation of the maximum number of Preferred Shares the Company indicated that it would redeem in its Notice of Company Redemption in Lieu of Conversion.

          (c)  Payment of Redemption Price. The Company shall pay the applicable
               ----------------------------
Redemption Price of Company Redemption in Lieu of Conversion to the holder of the Preferred Shares being redeemed in cash by wire transfer within ten (10) Business Days after the applicable Conversion Date on which such Preferred Shares are submitted for conversion. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such holder on a timely basis as described in this Section 6(c), in addition to any remedy such holder of

Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.25% per month until paid in full. If the Company fails to pay such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion by the 10/th/ Business Day following the applicable Conversion Date in full to each holder, each holder of Preferred Shares submitted for redemption pursuant to this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, shall have the option to, in lieu of redemption, (A) to require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid or (B) to convert those Preferred Shares for which the applicable Redemption Price of the Company Redemption in Lieu of Conversion has not been paid at a Conversion Price equal to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and
(II) the Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on the Business Day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion, by sending written notice thereof to the Company via facsimile (the "Void Company Redemption Notice"). Upon the Company's receipt of such Void Company Redemption Notice(s), requesting the return of the Preferred Shares, prior to payment of the full applicable redemption price to each holder, (i) the Company's Redemption in Lieu of Conversion shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid and with respect to any Preferred Shares submitted in the future for conversion in the same Redemption in Lieu of Conversion Period, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and (II) the lowest Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on any Business Day during the period beginning on the Business Day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion and ending on the date of the Company's receipt of the applicable Void Company Redemption Notice. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to a holder within the time period described in this Section 6(d) due to a dispute as to the arithmetic calculation of the Redemption Price of Company Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price of Company Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this Section 6, the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding.

          (d)  Company Must Have Immediately Available Funds or Credit
               -------------------------------------------------------
Facilities.  The Company shall not be entitled to send any Notice of Company
----------
Redemption in Lieu of Conversion pursuant to Section 6(b) above and begin the redemption procedure under this Section 6, unless it has:

               (i) the full amount of the Redemption Price of Company Redemption in Lieu of Conversion in cash, available in a demand or other immediately available account in a bank or similar financial institution;

               (ii) credit facilities, with a bank or similar financial institutions that are available for use in redeeming the Preferred Shares, in the full amount of the Redemption Price of Company Redemption in Lieu of Conversion;

               (iii) a written agreement with a standby underwriter ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any Preferred Shares that are not converted prior to a Company Redemption in Lieu of Conversion; or

               (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price of Company Redemption in Lieu of Conversion.

     (7)  Redemption at the Company's Election.  On and after the third
          ------------------------------------
anniversary of the date on which the SEC shall have declared the Registration Statement effective, the Company shall have the right, in its sole discretion, to require that all, but not less than all, of the outstanding Preferred Shares, which are convertible into the Conversion Shares covered by such Registration Statement (the "Redeemable Preferred Shares") be redeemed for each Buyer for which redemption is permitted pursuant to this Section 7 ("Redemption at Company's Election") at a price per share equal to 115% of the Liquidation Value ("Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as set forth below) and the other terms of this Section 7 are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Preferred Shares written notice ("Notice of Redemption at Company's Election") at least 20 trading days prior to the date selected by the Company for such redemption (the "Company's Election Redemption Date"). The Notice of Redemption at Company's Election shall indicate the Company's Election Redemption Date. If the Company has exercised its right of Redemption at Company's Election and the conditions to such Redemption at Company's Election have been satisfied, then all Redeemable Preferred Shares outstanding at the Company's Election Redemption Date shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each holder of Redeemable Preferred Shares of the Company's Election Redemption Price. If required by Section 2(f)(vii), all holders of Redeemable Preferred Shares shall thereupon and within two Business Days after the Company's Election Redemption Date, or such earlier date as the Company and each holder of Redeemable Preferred Shares mutually agree, surrender all outstanding Preferred Stock Certificates, duly endorsed for cancellation, to the Company. If the Company fails to pay the full Company's Election Redemption Price with respect to any Redeemable Preferred Shares then the Redemption at Company's Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the holders of the Preferred Shares on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations (ii) on each day during the period beginning 30 trading days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Registration Statement for the Conversion Shares relating to the Redeemable Preferred Shares shall be effective and available for the sale of no less than 100% of the sum of (A) the number of shares of Common Stock then issuable upon the conversion of all outstanding Redeemable Preferred Shares and exercise of all outstanding Warrants (without regard to any limitations on conversion herein or elsewhere), and (B) the number of Conversion Shares that are then held by the holders of the Preferred Shares and Warrant Shares that are then held by the holders of the Warrants; (iii) on each day during the period beginning 30 trading days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Common Stock is designated for quotation on The Nasdaq SmallCap Market or The Nasdaq National Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading; (iv) during the period beginning 60 trading days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, there shall not have occurred a Triggering Event nor shall a Triggering Event be continuing which shall not have been cured (in each case, other than a Triggering Event described in Section 3(d)(v)); (v) during the period beginning 20 trading days prior to the date of the Company's Notice of Redemption at Company's election and ending on and including the Company's Election Redemption Date, there shall not have been any Grace Period under Section 3(u) of the Registration Rights Agreement; and (vi) the Company otherwise has satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, provided, however, that if a Buyer shall have waived in writing its right to redeem which resulted pursuant to a Triggering Event, then the Company shall not be required to satisfy clause (iv) hereof in order to redeem all of such Buyer's Preferred Shares at the Company's election pursuant to this Section 7. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Redemption Date.

          (8) Reissuance of Certificates.  Subject to Section 2(f)(vii), in the
              --------------------------
event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

          (9) Reservation of Shares.  The Company shall, so long as any of the
              ---------------------
Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common

Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions); provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holder.

          (10) Voting Rights.  Holders of Preferred Shares shall have no voting
               -------------
rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

          (11) Liquidation, Dissolution, Winding-Up.  In the event of any
               ------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) $10,000 and
(ii) the Additional Amount (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of all or substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

          (12) Preferred Rank; Participation.   All shares of Common Stock shall
               -----------------------------
be of junior rank to all Preferred Shares and the Series A Preferred Stock shall rank pari passu with the Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of rank senior to or pari passu with to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

          (13) Restriction on Redemption and Cash Dividends with respect to
               ------------------------------------------------------------
Other Capital Stock. Until all of the Preferred Shares have been converted or
-------------------
redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

          (14) Limitation on Number of Conversion Shares.  Notwithstanding any
               -----------------------------------------
other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "Exchange Cap") without breaching the Company's obligations, if any, under the rules or regulations of the Nasdaq Stock Market or such exchange on which the stock is then traded except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules and regulations of the Nasdaq Stock Market or such other exchange on which the stock is then traded for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained or such action has been taken by the required number of holders, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

          (15) Vote to Change the Terms of or Issue Preferred Shares.  The
               -----------------------------------------------------
affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares, or (b) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

          (16) Lost or Stolen Certificates.  Upon receipt by the Company of
               ---------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

          (17) Remedies, Characterizations, Other Obligations, Breaches and
               ------------------------------------------------------------
Injunctive Relief.  The remedies provided in this Certificate of Designations
-----------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly described herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (18) Specific Shall Not Limit General; Construction.  No specific
               ----------------------------------------------
provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all holders of Preferred Shares and shall not be construed against any person as the drafter hereof.

          (19) Failure or Indulgence Not Waiver. No failure or delay on the part
               --------------------------------
of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (20) Notice. Whenever notice is required to be given, it shall be
               ------
given in accordance with Section 9(f) of the Securities Purchase Agreement.

          (21) Restriction on Transfer of Preferred Shares.  In addition to any
               -------------------------------------------
restrictions on transfer in the Securities Purchase Agreement, a holder of Preferred Shares may only transfer such Preferred Shares with the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Preferred Shares may be transferred, without the prior consent of the Company, (i) upon the transfer of all or any portion of the Preferred Shares to any existing holder of Preferred Shares and (ii) to any transferee, provided that the transferor, transfers all of its Preferred Shares to such transferee. Notwithstanding anything to the contrary contained in this
Section 21, a holder of Preferred Shares shall be entitled to pledge such Preferred Shares in connection with a bona fide margin account or other loan secured by such Preferred Shares. In addition, notwithstanding anything to the contrary in this Section 21, the initial holder, HFTP Investment L.L.C., shall have the right without the consent of the Company, to transfer all or any portion of its Preferred Shares to a maximum of one Affiliated Transferee. An "Affiliated Transferee" shall mean (i) an Affiliate of the holder, (ii) any holder of the Preferred Shares and (iii) any Affiliate of a holder of Preferred Shares.

                                  * * * * * *

  IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by _______________, its ___________, as of May __, 1999.

                              MEDCARE TECHNOLOGIES, INC.

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                                   EXHIBIT I

                          MEDCARE TECHNOLOGIES, INC.
                               CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series ___ Convertible Preferred Stock (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series ___ Convertible Preferred Stock, par value $0.25 per share (the "Preferred Shares"), of Medcare Technologies, Inc., a Delaware corporation (the "Company"), indicated below into shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

     Date of Conversion:           __________________________________________

     Number of Preferred Shares to be converted:  ___________________________

     Stock certificate no(s). of Preferred Shares to be converted:___________

Please confirm the following information:

     Conversion Price:             __________________________________________

     Number of shares of Common Stock
     to be issued:                 __________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:                         ________________________________
                                       ________________________________
                                       ________________________________
                                       ________________________________

     Facsimile Number:                 ________________________________

     Authorization:                    ________________________________
                                       By:_____________________________
                                       Title:__________________________

     Dated:                     _______________________________________

     Account Number:
       (if electronic book entry transfer):____________________________

     Transaction Code Number
       (if electronic book entry transfer):____________________________

                                ACKNOWLEDGMENT
                                --------------

     The Company hereby acknowledges this Conversion Notice and hereby directs Holladay Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May ___, 1999 from the Company and acknowledged and agreed to by Holladay Stock Transfer, Inc.

                              MEDCARE TECHNOLOGIES, INC.

                              By:________________________
                              Name:______________________
                              Title:_____________________